Exhibit 99.1
FOR IMMEDIATE RELEASE
QUALCOMM Contact:
John Gilbert
Vice President of Investor and Industry Analyst Relations
1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces First Quarter Fiscal 2007 Results
Revenues $2.02 Billion, Diluted EPS $0.38
Pro Forma Revenues $2.02 Billion, Diluted EPS $0.43
QUALCOMM Reaffirms Most Recent Fiscal 2007
Revenue and Pro Forma Earnings Guidance
SAN DIEGO – January 24, 2007 – QUALCOMM Incorporated (NASDAQ: QCOM) today announced results for the first quarter of fiscal 2007 ended December 31, 2006.
Total QUALCOMM (GAAP) First Quarter Results
Total QUALCOMM results are reported in accordance with generally accepted accounting principles (GAAP).
•	Revenues: $2.02 billion, up 16 percent year-over-year and 1 percent sequentially.

•	Net income: $648 million, up 5 percent year-over-year and 6 percent sequentially.

•	Diluted earnings per share: $0.38, up 6 percent year-over-year and 6 percent sequentially.

•	Effective tax rate: 17 percent for the quarter. Fiscal 2007 estimated tax rate of approximately 21 percent.

•	Estimated share-based compensation: $87 million, net of tax, up 6 percent year-over-year and 14 percent sequentially.

•	Operating cash flow: $789 million, up 32 percent year-over-year; 39 percent of revenues.

•	Return of capital to stockholders: in the quarter, dividends announced totaled $198 million, or $0.12 per share, which were paid on January 4, 2007, and $96 million related to the repurchase of our common stock.
QUALCOMM Pro Forma First Quarter Results
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.02 billion, up 16 percent year-over-year and 1 percent sequentially.

•	Net income: $722 million, up 8 percent year-over-year and 2 percent sequentially.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 2 of 16
•	Diluted earnings per share: $0.43, up 10 percent year-over-year and 2 percent sequentially; excludes $0.01 loss per share attributable to the QSI segment, $0.05 loss per share attributable to estimated share-based compensation and $0.02 earnings per share attributable to certain tax adjustments related to prior years. (The sum of pro forma earnings per share and items excluded do not equal total QUALCOMM (GAAP) earnings per share due to rounding).

•	Effective tax rate: 24 percent for the quarter. Fiscal 2007 estimated tax rate of approximately 25 percent.

•	Free cash flow: $544 million, up 2 percent year-over-year; 27 percent of revenues. (Defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results, and cash flow are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“Our results this quarter were driven by record 3G handset and chipset shipments,” said Dr. Paul E. Jacobs, chief executive officer of QUALCOMM. “The worldwide migration to CDMA-based technologies is accelerating as we continue to execute with our partners to drive innovations into the marketplace.”
“An increasing number of subscribers and enterprise customers are benefiting from 3G’s higher data rates enabling new applications including multimedia, 3D gaming, downloadable navigation and access to the wireless Internet. It is evident that the innovation and competition our business model enables has benefited wireless consumers, operators and manufacturers globally.”
“Based on our current outlook for CDMA-based handset shipments, we are pleased to reaffirm our calendar year 2007 forecast which represents approximately 28% year-over-year growth. We are also reaffirming our most recent fiscal 2007 revenue and pro forma diluted earnings per share guidance as adjusted by our recently announced acquisitions.”

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 3 of 16
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $10.5 billion at the end of the first quarter of fiscal 2007, compared to $9.9 billion at the end of fiscal 2006 and $9.4 billion a year ago. On January 12, 2007, we announced a cash dividend of $0.12 per common share payable on March 30, 2007 to stockholders of record at the close of business on March 2, 2007.
Estimated Share-Based Compensation
Total QUALCOMM (GAAP) net income for the first quarter of fiscal 2007 included estimated share-based compensation, net of tax, of $87 million, or $0.05 per share, compared to $82 million, or $0.05 per share in the prior year quarter.
Research and Development

		Estimated Share		Total
	QUALCOMM	Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)
First quarter fiscal 2007	$365	$58	$17	$440
As a % of revenue	18%			22%
First quarter fiscal 2006	$273	$52	$15	$340
As a % of revenue	16%			20%
Year-over-year change ($)	34%	12%	13%	29%
Pro forma R&D expenses increased 34 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support low-cost phones, multimedia applications, high-speed wireless Internet access and multi-mode, multi-band, multi-network products and technologies.
Selling, General and Administrative

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)
First quarter fiscal 2007	$282	$62	$25	$369
As a % of revenue	14%			18%
First quarter fiscal 2006	$168	$58	$13	$239
As a % of revenue	10%			14%
Year-over-year change ($)	68%	7%	92%	54%

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 4 of 16
Pro forma selling, general and administrative (SG&A) expenses increased 68 percent year-over-year, largely attributable to increases in legal fees and employee related expenses. The year-over-year increase in QSI SG&A expenses is primarily related to MediaFLO™ USA.
Effective Income Tax Rate
Our fiscal 2007 effective income tax rates are estimated to be 21 percent for total QUALCOMM (GAAP) and 25 percent for QUALCOMM pro forma, compared to fiscal 2006 effective income tax rates of 22 percent for total QUALCOMM (GAAP) and 26 percent for QUALCOMM pro forma. During the first quarter of fiscal 2007, the federal research and development tax credit that expired on December 31, 2005 was extended by Congress for a period of two years beyond the prior expiration date. We recorded a tax benefit of $33 million, or $0.02 diluted earnings per share, related to fiscal 2006 in the first quarter of fiscal 2007 due to this retroactive extension. The effective tax rate for the first quarter of fiscal 2007 for total QUALCOMM (GAAP) was 17%, primarily as a result of this benefit. Our first quarter fiscal 2007 QUALCOMM pro forma results exclude this tax benefit attributable to fiscal 2006.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total QUALCOMM (GAAP) results for the first quarter of fiscal 2007 include $0.01 loss per share for the QSI segment. The first quarter of fiscal 2007 QSI results included $42 million in operating expenses, primarily related to MediaFLO USA.
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses in QSI, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items. Estimated share-based compensation in future periods may vary materially from the business

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 5 of 16
outlook as the methodology used to calculate this estimate is dependent on a variety of assumptions which are subject to market fluctuations and other factors.
The following table summarizes total QUALCOMM (GAAP) and QUALCOMM pro forma guidance for the second fiscal quarter and fiscal year 2007 based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results provided elsewhere herein.
Our license agreement with Nokia Corp. expires in part on April 9, 2007, with Nokia having an option exercisable through the end of 2008 to extend the agreement. The table includes a footnote to size our estimate of the risk, approximately $0.04 to $0.06 diluted earnings per share, of Nokia not paying royalties in the fourth quarter of fiscal 2007 for June quarter shipments. Nokia has publicly stated that they intend to continue to use our patents but not pay royalties after the expiration of their rights under those patents on April 9, 2007 should a new license agreement (or extension of the existing agreement) not be reached by that time. As a result, under generally accepted accounting principles, we will be unable to record royalty revenue attributable to Nokia’s sales until a court awards damages or agreement with Nokia is reached. If we cannot conclude an extension or a new license agreement beyond April 9, 2007, Nokia’s rights to sell certain subscriber products (such as cellular phones and wireless personal digital assistant devices) under most of our patents will expire, as will our rights to sell integrated circuits under Nokia’s patents. We intend to pursue and obtain injunctions against Nokia’s sales as well as damages (which will include interest from the date of infringement) for Nokia’s unlicensed sales after April 9, 2007. While we will continue to work with Nokia to see if we can reach an agreement, there is no guarantee that we will be able to successfully resolve this matter before April 9, 2007 on terms which we find acceptable and little progress has been made to date. If we are unable to reach agreement, and Nokia continues to use our unlicensed intellectual property, we will aggressively pursue all our legal and business options and assume that Nokia will do likewise.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 6 of 16
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
SECOND FISCAL QUARTER

Current Guidance
	Q2’06	Q2’07
	Results	Estimates (1)

QUALCOMM Pro Forma
Revenues	$1.83B	$2.0B-$2.1B
Year-over-year change		increase 9% - 15%
Diluted earnings per share (EPS)	$0.41	$0.42-$0.44
Year-over-year change		increase 2% - 7%

Total QUALCOMM (GAAP)
Revenues	$1.83B	$2.0B-$2.1B
Year-over-year change		increase 9% - 15%
Diluted earnings per share (EPS)	$0.34	$0.35-$0.37
Year-over-year change		increase 3% - 9%
Diluted EPS attributable to QSI	($0.01)	($0.02)
Diluted EPS attributable to estimated share-based compensation	($0.05)	($0.05)
Diluted EPS attributable to in-process R&D	($0.01)	n/a

Metrics
MSM Shipments	approx. 49M	approx. 55M - 57M
CDMA/WCDMA handset units shipped	approx. 67M*	approx. 82M - 86M*
CDMA/WCDMA handset unit wholesale average selling price	approx. $208*	approx. $217*

*Shipments in Dec. quarter, reported in Mar. quarter
FISCAL YEAR

		Prior Guidance	Current Guidance
	FY 2006	FY 2007	FY 2007
	Results	Estimates (2)(3)	Estimates (2)

QUALCOMM Pro Forma
Revenues	$7.53B	$8.1B-$8.6B
Year-over-year change		increase 8% - 14%	Reaffirm Prior Revenue
Diluted earnings per share (EPS)	$1.64	$1.72-$1.77	and EPS Guidance
Year-over-year change		increase 5% - 8%

Total QUALCOMM (GAAP)
Revenues	$7.53B	$8.1B-$8.6B	Reaffirm Prior Revenue
Year-over-year change		increase 8% - 14%	Guidance
Diluted earnings per share (EPS)	$1.44	$1.41-$1.46	$1.44-$1.49
Year-over-year change		decrease 2% - increase 1%	even - increase 3%
Diluted EPS attributable to in-process R&D	($0.01)	n/a	n/a
Diluted EPS attributable to QSI	($0.02)	($0.11)	($0.10)
Diluted EPS attributable to estimated share-based compensation	($0.19)	($0.20)	($0.20)
Diluted EPS attributable to tax items related to prior years	$0.02	n/a	$0.02

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $215	approx. $205	approx. $210

*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Handset Estimates

	Prior Guidance	Current Guidance		Current Guidance
	Calendar 2006	Calendar 2006	Prior Guidance Calendar	Calendar 2007
CDMA/WCDMA handset unit shipments	Estimates	Estimates	2007 Estimates	Estimates

March quarter	approx. 66M	approx. 66M	not provided	not provided
June quarter	approx. 70M	approx. 70M	not provided	not provided
September quarter	approx. 74M - 76M	approx. 76M	not provided	not provided
December quarter	not provided	approx. 82M - 86M	not provided	not provided

Calendar year range (approx.)	290M - 298M	294M - 298M	368M - 388M

	Midpoint	Midpoint	Midpoint	Reaffirm Prior
CDMA/WCDMA units	approx. 294M	approx. 296M	approx. 378M	Calendar 2007
CDMA units	approx. 196M	approx. 198M	approx. 203M	Guidance
WCDMA units	approx. 98M	approx. 98M	approx. 175M

(1)	Current Q2’07 estimates incorporate the expected results related to acquisitions completed in the first quarter of fiscal 2007.

(2)	FY 2007 estimates do not reflect the potential adverse impact on our results, approximately $0.04 to $0.06 diluted earnings per share, of Nokia not paying royalties in the fourth quarter of fiscal 2007 for June quarter shipments. Further details are included in the introductory paragraph which precedes this Business Outlook table.

(3)	Prior Guidance presented above incorporates the $0.04 dilution estimate for FY 2007 provided on December 3, 2006 related to the acquisitions completed in the first quarter of fiscal 2007.

Sums may not equal totals due to rounding.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 7 of 16
Results of Business Segments
The following tables, which present segment information, have been adjusted to reflect the 2007 segment presentation (Notes 1 and 2) (in millions, except per share data):
First Quarter — Fiscal Year 2007

						Estimated Share-			Total
				Reconciling	QUALCOMM Pro	Based			QUALCOMM
Segments	QCT(1)	QTL(1)	QWI (2)	Items (1)(2)(3)	Forma	Compensation (4)	Tax Items (5)	QSI (6)	(GAAP)

Revenues	$1,230	$600	$188	$1	$2,019	$—	$—	$—	$2,019
Change from prior year	19%	14%	5%	N/M	16%	—	—	—	16%
Change from prior quarter	7%	(9%)	(4%)	N/M	1%	—	—	—	1%
EBT	$316	$498	$20	$118	$952	$(130)	$—	$(43)	$779
Change from prior year	(7%)	4%	18%	N/M	5%	N/M	N/M	N/M	6%
Change from prior quarter	(2%)	(16%)	(23%)	N/M	(1%)	N/M	N/M	N/M	(4%)
Net income (loss)					$722	$(86)	$33	$(21)	$648
Change from prior year					8%	N/M	N/M	N/M	5%
Change from prior quarter					2%	N/M	N/M	N/M	6%
Diluted EPS					$0.43	$(0.05)	$0.02	$(0.01)	$0.38
Change from prior year					10%	N/M	N/M	N/M	6%
Change from prior quarter					2%	N/M	N/M	N/M	6%
Diluted shares used					1,685	1,685	1,685	1,685	1,685
Fourth Quarter — Fiscal Year 2006

				Reconciling		Estimated				Total
				Items	QUALCOMM	Share-Based		In-Process		QUALCOMM
Segments	QCT(1)	QTL(1)	QWI (2)	(1)(2)(3)	Pro Forma	Compensation (4)	Tax Items (7)	R&D (8)	QSI (6)	(GAAP)

Revenues	$1,147	$661	$196	$(5)	$1,999	$—	$—	$—	$—	$1,999
EBT	323	591	26	21	961	(127)	—	(1)	(23)	810
Net income (loss)					705	(76)	(16)	(1)	2	614
Diluted EPS					$0.42	$(0.05)	$(0.01)	$—	$—	$0.36
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693
First Quarter — Fiscal Year 2006

						Estimated Share-			Total
				Reconciling	QUALCOMM Pro	Based			QUALCOMM
Segments	QCT(1)	QTL(1)	QWI (2)	Items (1)(2)(3)	Forma	Compensation (4)	Tax Items (9)	QSI (6)	(GAAP)

Revenues	$1,033	$526	$179	$3	$1,741	$—	$—	$—	$1,741
EBT	338	479	17	72	906	(122)	—	(48)	736
Net income (loss)					667	(82)	56	(21)	620
Diluted EPS					$0.39	$(0.05)	$0.03	$(0.01)	$0.36
Diluted shares used					1,702	1,702	1,702	1,702	1,702
Second Quarter — Fiscal Year 2006

						Estimated Share-			Total
				Reconciling	QUALCOMM Pro	Based	In-Process		QUALCOMM
Segments	QCT(1)	QTL(1)	QWI (2)	Items (1)(2)(3)	Forma	Compensation (4)	R&D (8)	QSI (6)	(GAAP)

Revenues	$1,018	$640	$178	$(2)	$1,834	$—	$—	$—	$1,834
EBT	291	587	16	68	962	(120)	(21)	(36)	785
Net income (loss)					706	(78)	(21)	(14)	593
Diluted EPS					$0.41	$(0.05)	$(0.01)	$(0.01)	$0.34
Diluted shares used					1,721	1,721	1,721	1,721	1,721
Twelve Months — Fiscal Year 2006

				Reconciling		Estimated				Total
				Items	QUALCOMM	Share-Based		In-Process		QUALCOMM
Segments	QCT(1)	QTL(1)	QWI (2)	(1)(2)(3)	Pro Forma	Compensation (4)	Tax Items (7)	R&D (8)	QSI	(GAAP)

Revenues	$4,332	$2,467	$731	$(4)	$7,526	$—	$—	$—	$—	$7,526
EBT	$1,298	$2,233	$78	$197	$3,806	$(495)	$—	$(22)	$(133)	$3,156
Net income (loss)					$2,804	$(320)	$40	$(22)	$(32)	$2,470
Diluted EPS					$1.64	$(0.19)	$0.02	$(0.01)	$(0.02)	$1.44
Diluted shares used					1,711	1,711	1,711	1,711	1,711	1,711

(1)	During the first quarter of fiscal 2007, the Company reassessed the intersegment royalty charged to QCT by QTL and determined that the royalty should be eliminated starting in fiscal 2007 for management reporting purposes to, among other reasons, recognize other value that QTL has increasingly been realizing from QCT. As a result, QCT did not record a royalty to QTL in the first quarter of fiscal 2007, and prior period segment information has been adjusted in the same manner for comparative purposes.

(2)	During the first quarter of fiscal 2007, the Company reorganized the QUALCOMM Wireless Systems (QWS) division, which sells products and services to Globalstar, into the QWBS division in the QWI segment. Revenues and operating results relating to the QWS business were included in reconciling items through the end of fiscal 2006. Prior period segment information has been adjusted to conform to the new segment presentation.

(3)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intercompany profit.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 8 of 16

(4)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to our segments as such costs are not considered relevant by management in evaluating segment performance. Estimated share-based compensation, presented above and excluded from pro forma results, does not include $1 million, net of tax, related to share-based awards granted under the executive bonus program.

(5)	During the first quarter of fiscal 2007, the federal R&D tax credit that expired on December 31, 2005 was extended by Congress for a period of two years beyond the prior expiration date. We recorded a tax benefit of $33 million, or $0.02 diluted earnings per share, related to fiscal 2006 in the first quarter of fiscal 2007 due to this retroactive extension. The effective tax rate for the first quarter of fiscal 2007 for total QUALCOMM (GAAP) was 17% primarily as a result of this benefit. Our first quarter fiscal 2007 QUALCOMM pro forma results exclude this tax benefit attributable to 2006.

(6)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(7)	During the fourth quarter of fiscal 2006, the Company refined its estimate of R&D costs allocable to the Company’s foreign operations to reflect actual results and updated its forecast of future benefits under an intercompany cost sharing agreement. Due to this adjustment, the effective tax rate in the fourth quarter of fiscal 2006 for total QUALCOMM (GAAP) includes $33 million of tax expense, or $0.02 per diluted share, related to fiscal 2004. In addition, the Company recorded a $17 million tax benefit, or $0.01 diluted earnings per share, related to the impact of prior year tax audits completed during the fourth quarter of fiscal 2006. For fiscal 2006 pro forma presentation, results were adjusted to exclude these tax adjustments related to prior years.

(8)	During fiscal 2006, the Company recorded $22 million of expenses related to acquired in-process R&D associated with three acquisitions completed during the year. $21 million of this expense was recorded in the second quarter of fiscal 2006 and $1 million was recorded in the fourth quarter of fiscal 2006. For fiscal 2006 pro forma presentation, results were adjusted to exclude these expenses.

(9)	During the first quarter of fiscal 2006, the Company recorded a $56 million tax benefit, or $0.03 diluted earnings per share, related to the expected impact of prior year tax audits completed during that quarter. For fiscal 2006 pro forma presentation, results were adjusted to exclude this tax adjustment attributable to prior years.
N/M – Not Meaningful
Sums may not equal totals due to rounding.
Conference Call
QUALCOMM’s first quarter fiscal 2007 earnings conference call will be broadcast live on January 24, 2007 beginning at 1:45 p.m. Pacific Standard Time (PST) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on January 24, 2007 beginning at approximately 5:30 p.m. (PST) through February 7, 2007 at 9:00 p.m. (PST). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 4455735. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 9 of 16
Editor’s Note: If you would like to view the web slides that accompany this earnings release and conference call, please view the QUALCOMM Investor Relations website at http://investor.qualcomm.com/results.cfm.
QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2006 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QUALCOMM CDMA Technologies, QUALCOMM Technology Licensing and QUALCOMM Wireless & Internet segments, and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by eliminating the episodic impact of strategic investments in QSI and items such as acquired in-process R&D, as well as the inherent, non-operational volatility of share-based compensation. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QUALCOMM Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process R&D expense. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 10 of 16
of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under the executive bonus program, is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance as it is affected by factors that are subject to change on each grant date, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is not an expense that requires or will require cash payment by the Company. Certain tax adjustments related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D expense in fiscal 2006 is excluded because such expense is incurred infrequently and is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and total QUALCOMM (GAAP) cash flow and QUALCOMM pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 11 of 16
risks associated with: the rate of development, deployment and commercial acceptance of CDMA-based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO, WCDMA and HSDPA both domestically and internationally; our dependence on major customers and licensees; attacks on our licensing business model, including results of current and future litigation as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith; fluctuations in the demand for CDMA-based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2007 QUALCOMM Incorporated. All rights reserved. QUALCOMM is a registered trademark of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 12 of 16
QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31, 2006
			Estimated					Total
	QUALCOMM		Share-Based					QUALCOMM
	Pro Forma		Compensation (a)		Tax Items	QSI		(GAAP)
Revenues:
Equipment and services	$1,342		$—		$—	$—		$1,342
Licensing and royalty fees	677		—		—	—		677

Total revenues	2,019		—		—	—		2,019

Operating expenses:
Cost of equipment and services revenues	624		10		—	—		634
Research and development	365		58		—	17		440
Selling, general and administrative	282		62		—	25		369

Total operating expenses	1,271		130		—	42		1,443

Operating income (loss)	748		(130)		—	(42)		576

Investment income, net	204	(b)	—		—	(1	)(c)	203

Income (loss) before income taxes	952		(130)		—	(43)		779
Income tax (expense) benefit	(230	) (d)	44		33	22	(e)	(131	) (d)

Net income (loss)	$722		$(86)		$33	$(21)		$648

Earnings (loss) per common share:
Diluted	$0.43		$(0.05)		$0.02	$(0.01)		$0.38

Shares used in per share calculations:
Diluted	1,685		1,685		1,685	1,685		1,685

Supplemental Financial Data:
Operating Cash Flow	$834		$(32	)(g)	$—	$(13)		$789
Operating Cash Flow as a % of Revenues	41%							39%
Free Cash Flow (f)	$544		$(32	)(g)	$—	$(45)		$467
Free Cash Flow as a % of Revenues	27%							23%

(a)	Estimated share-based compensation presented above and excluded from pro forma results does not include $1 million, net of tax, related to share-based awards granted under the executive bonus program.

(b)	Includes $142 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $63 million in net realized gains on investments, partially offset by $1 million in interest expense.

(c)	Includes $1 million in losses on derivatives, $1 million in interest expense and $1 million in other-than-temporary losses on investments, partially offset by $1 million in net realized gains on investments and $1 million in interest and dividend income.

(d)	The first quarter of fiscal 2007 tax rates are approximately 17% for total QUALCOMM (GAAP) and approximately 24% for QUALCOMM pro forma.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities for Total QUALCOMM for the three months ended December 31, 2006, included herein.

(g)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 13 of 16
QUALCOMM Incorporated
RECONCILIATION OF PRO FORMA FREE CASH FLOWS TO
TOTAL QUALCOMM (GAAP) NET CASH PROVIDED BY OPERATING ACTIVITIES
AND OTHER SUPPLEMENTAL DISCLOSURES
(In millions)
(Unaudited)

	Three Months Ended December 31, 2006
		Estimated			Total
	QUALCOMM	Share-Based			QUALCOMM
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$834	$(32	)(a)	$(13)	$789
Less: capital expenditures	(290)	—		(32)	(322)

Free cash flow	$544	$(32)		$(45)	$467

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$7	$—		$(7)	$—
Cash transfers to QSI (2)	(95)	—		95	—

Net cash transfers from (to)/from QSI	$(88)	$—		$88	$—

(1)	Cash from loan payments and sale of equity securities.

(2)	Funding for strategic debt and equity investments and other QSI operating expenses.

	Three Months Ended December 25, 2005
		Estimated			Total
	QUALCOMM	Share-Based			QUALCOMM
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$713	$(101	)(a)	$(16)	$596
Less: capital expenditures	(182)	—		(31)	(213)

Free cash flow	$531	$(101)		$(47)	$383

(a)	Tax benefits from stock options exercised during the period.

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 14 of 16
QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	December 31,	September 24,
	2006	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,649	$1,607
Marketable securities	3,298	4,114
Accounts receivable, net	693	700
Inventories	330	250
Deferred tax assets	229	235
Other current assets	180	143

Total current assets	7,379	7,049
Marketable securities	4,598	4,228
Property, plant and equipment, net	1,559	1,482
Goodwill	1,320	1,230
Deferred tax assets	441	512
Other assets	1,041	707

Total assets	$16,338	$15,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$471	$420
Payroll and other benefits related liabilities	205	273
Dividend payable	198	—
Unearned revenue	253	197
Other current liabilities	631	532

Total current liabilities	1,758	1,422
Unearned revenue	144	141
Other liabilities	261	239

Total liabilities	2,163	1,802

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at December 31, 2006 and September 24, 2006	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,655 and 1,652 shares issued and outstanding at December 31, 2006 and September 24, 2006, respectively	—	—
Paid-in capital	7,427	7,242
Retained earnings	6,549	6,100
Accumulated other comprehensive income	199	64

Total stockholders’ equity	14,175	13,406

Total liabilities and stockholders’ equity	$16,338	$15,208

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 15 of 16
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 31,	December 25,
	2006	2005
Revenues:
Equipment and services	$1,342	$1,150
Licensing and royalty fees	677	591

Total revenues	2,019	1,741

Operating expenses:
Cost of equipment and services revenues	634	517
Research and development	440	340
Selling, general and administrative	369	239

Total operating expenses	1,443	1,096

Operating income	576	645

Investment income, net	203	91

Income before income taxes	779	736
Income tax expense	(131)	(116)

Net income	$648	$620

Basic earnings per common share	$0.39	$0.38

Diluted earnings per common share	$0.38	$0.36

Shares used in per share calculations:
Basic	1,653	1,645

Diluted	1,685	1,702

Dividends per share paid	$—	$—

Dividends per share announced	$0.12	$0.09

QUALCOMM Announces First Quarter Fiscal 2007 Results	Page 16 of 16
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 31,	December 25,
	2006	2005
Operating Activities:
Net income	$648	$620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91	58
Non-cash portion of share-based compensation expense	130	122
Incremental tax benefits from stock options exercised	(32)	(101)
Net realized gains on marketable securities and other investments	(64)	(20)
Equity in losses of investees	—	20
Non-cash income tax expense	54	104
Other items, net	5	(16)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(9)	(171)
Inventories	(81)	(18)
Other assets	(98)	16
Trade accounts payable	47	87
Payroll, benefits and other liabilities	38	(86)
Unearned revenue	60	(19)

Net cash provided by operating activities	789	596

Investing Activities:
Capital expenditures	(322)	(213)
Purchases of available-for-sale securities	(1,673)	(3,318)
Proceeds from sale of available-for-sale securities	2,436	2,160
Other investments and acquisitions, net of cash acquired	(220)	(6)
Other items, net	(2)	4

Net cash provided (used) by investing activities	219	(1,373)

Financing Activities:
Proceeds from issuance of common stock	97	181
Repurchase and retirement of common stock	(96)	—
Incremental tax benefits from stock options exercised	32	101

Net cash provided by financing activities	33	282

Effect of exchange rate changes on cash	1	2

Net increase (decrease) in cash and cash equivalents	1,042	(493)
Cash and cash equivalents at beginning of period	1,607	2,070

Cash and cash equivalents at end of period	$2,649	$1,577